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                                     EXHIBIT 3.1
                    Articles of Incorporation, dated April 6, 1991

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                           ARTICLES OF INCORPORATION

                                       OF

                            MERCUR ENTERPRISES, INC.


     I, the undersigned, being of legal age and a natural person, for the purpose of forming a corporation for profit pursuant to the laws of the State of Florida, do hereby make, subscribe, acknowledge and file the following Articles of Incorporation:

                                   ARTICLE I
                                 CORPORATE NAME

     The name of this corporation shall be:

                            MERCUR ENTERPRISES, INC.

                                   ARTICLE II
                              CORPORATE AUTHORITY

     This corporation shall have the authority to engage in any activity or business permitted under the laws of the United States and of the State of Florida and any other jurisdiction wherein it may conduct business.

                                  ARTICLE III
                                 CAPITALIZATION

     This corporation is authorized to issue par value voting common stock as described below, and none other:

          Maximum Number of Shares:     50,000

          Par Value Per Share:          $0.01

     Each share of common stock of this corporation shall entitle the holder thereof to one vote upon each proposal presented at lawful meetings of the shareholders. No holder of common stock of this corporation shall ben entitled to any right of cumulative voting.

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                                   ARTICLE IV
                              CORPORATE EXISTENCE

     This corporation shall commence its existence immediately upon the filing of these Articles of Incorporation by the Department of State of the State of Florida and shall exist perpetually thereafter unless sooner dissolved according to law.

                                   ARTICLE V
                                INITIAL ADDRESS

     The initial principal office of this corporation in the State of Florida shall be:

                     2601 South Bayshore Drive, Suite 1225
                              Miami, Florida 33133

     The resident registered agent shall be:

                          E.H.G. Resident Agents, Inc.
                     2601 South Bayshore Drive, Suite 1225
                              Miami, Florida 33133

     The Board of Directors may, from time to time, move the principal or registered office to any other address to which it seems pertinent in the interest of the corporation, either within or without the State of Florida.

                                   ARTICLE VI
                                   DIRECTORS

     This corporation shall have at least one (1) director initially. The shareholders may, from time to time and at any time, raise or lower the number of directors of this corporation by so providing in the Bylaws of the corporation or by amending the Bylaws of the corporation, provided that there shall always be at least one director and said director need not be a citizen of the United States of America.

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                                  ARTICLE VII
                                  INCORPORATOR

     The name and street address of the Incorporator to these Articles of Incorporation is:

                           EDWARD H. GILBERT, ESQUIRE
                               EDWARD H. GILBERT
                            Professional Association
                     2601 South Bayshore Drive, Suite 1225
                              Miami, Florida 33133

                                  ARTICLE VIII
                              NO PREEMPTIVE RIGHTS

     The shareholders shall have no preemptive rights. No holder of stock of any class of this corporation (or any subscriber) shall be entitled as of right, merely because he is a shareholder, to purchase any part of the unissued stock of the corporation of any class, or of any additional stock of any class to be issued by reason of any increase in the following, including but not limited to, authorized capital stock of the corporation, bonds, certificates of indebtedness, debentures or other securities convertible into or carrying the right to purchase stock of the corporation; but any such unissued stock of any class, or such additional authorized issue of new stock or of securities convertible into or carrying the right to purchase stock of the corporation; but any such unissued stock of any class, or such additional authorized issue of new stock or of securities convertible into or carrying the right to purchase stock may be issued and disposed of by the Board of Directors to such person, firm, corporation, entity, or association, and upon such terms as the Board of Directors may, in its absolute discretion, determine, without offering to the shareholders then of record, of any class, any thereof, on the same terms or on any terms, with all preemptive or preferential right of purchase of every kind being waived by each and every shareholder.

                                   ARTICLE IX
                                     BYLAWS

     The initial Bylaws of this corporation shall be adopted by the Board of Directors. The Bylaws may be amended from time to time by either the shareholders or the directors.

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                                   ARTICLE X
                                    MEETINGS

     Any subscriber or shareholder present at any meeting of such Board of Directors, either in person or by proxy, and any director in person at any meeting of the Board of Directors shall conclusively be deemed to have received proper notice of such meeting unless they shall make objections, on the record, at such meeting to any defect or insufficiency of notice. Members of the Board of Directors shall be deemed present at any meeting of such Board of Directors if a conference telephone or similar communication equipment is used by means of which all persons participating in the meeting can reasonably communicate with each other.

                                   ARTICLE XI
                      DIRECTOR AND OFFICER INDEMNIFICATION

     Each director and officer of the corporation, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred or imposed upon them in connection with or arising out of any claim, demand, action, suit or proceeding in which they may be involved or to which they may be made a party by reason of their being or having been a director or officer of the corporation, said expense to include attorneys' fees and the costs of reasonable settlement made with a view to curtailment of cost of litigation, except in relation to matters as to which they finally shall be adjudged in any such action, suit or proceeding to have been derelict in the performance of this duty as such officer or director, or breach in their duty of loyalty to the corporation. Said costs and expenses may be advanced by the corporation to the officer and director.

                                  ARTICLE XII
                            AFFILIATED TRANSACTIONS

     This corporation expressly elects not to be governed by the provisions of Florida Statutes section 607.0901. A director or officer of the corporation shall not be disqualified by virtue of their office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or officer, or any firm of which any director

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or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director is in any way interested in such transaction or contract, no director or officer shall be liable to account to the corporation for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as herein provided by reason of the fact that they, or any firm or entity of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director or in any interested in such transaction or contract, nor shall any director or officer be liable to account to the corporation for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as herein provided by reason of the fact that they, or any firm of which they are a member, or any corporation of which they are a shareholder, officer or director interested in such transaction or contract. Said interested officer or director of this corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize any such contract or transaction with like force and effect as if they were not so interested. Nothing herein contained shall create liability int he events above described or prevent the authoirzed approval of such contracts in any other manner permitted by law.

                                  ARTICLE XIII
                       VACANCY ON THE BOARD OF DIRECTORS

     Vacancies on the Board of Directors may only be filled by a vote of the then remaining directors, or if directors are then remaining, by the vote of the shareholders.

     I, THE UNDERSIGNED, being the Incorporator to these Articles of Incorporation, for the purpose of forming a corporaiton to do business both within and without the State of Florida, do make, subscribe, acknwledge and file these Articles of Incorpoiration, hereby delcaring and certifying that the facts herein stated are true, and accordingly, hereunto set my hand and seal this 6th date of August, 1991.

                                                 /s/ Edward H. Gilbert
                                        --------------------------------------
                                            EDWARD H. GILBERT, Incorporator

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STATE OF FLORIDA    )
                    )    SS.:
COUNTY OF DADE      )

     I, the undersigned Notary Public, in and for the State of Florida, do hereby certify that on this day personally appeared before me EDWARD H. GILBERT, to me well known and known to be the person who executed the foregoing Articles of Incorporation of MERCUR ENTERPRISES, INC., and acknowledge that he executed the same for the uses and purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of August, 1991.

                                        /s/
                                       ---------------------------------------
                                       NOTARY PUBLIC AT LARGE STATE OF FLORIDA

My commission expires:

     Notary Public State of Florida
     my commission exp Sept. 25, 1998
     Bonded thru General Ins. Und.

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             CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICLE
                   FOR THE SERVICE OF PROCESS IWTHIN FLORIDA,
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

     In compliance with Section 48.091, Florida Statutes, the following is submitted:

          FIRST, MERCUR ENTERPRISES, INC., desiring to organize or qualify under the laws of the State of Florida, with its principal place of business in Miami, State of Florida, has named E.H.G. Resident Agents, Inc., located at 2601 South Bayshore Drive, Suite 1225, Miami, Florida, 33133, as its agent to accept service of process iwthin Florida.


                                        /s/ Edward H. Gilbert
                                        --------------------------------------
                                        EDWARD H. GILBERT, ESQUIRE

                                        Title: Incorporator
                                               -------------------------------


                                        Date:  8/6/91
                                               -------------------------------


          I, having been named to accept service of process for the above-stated corpriaotn at the palce designated in this certificate, hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                    E.H.G. RESIDENT AGENTS, INC.

                                    BY: /s/ Edward H. Gilbert
                                        --------------------------------------
                                            EDWARD H. GILBERT

                                    Title: President
                                           -----------------------------------